Exhibit 10.4

GUARANTY

THIS GUARANTY (this “Guaranty”) is entered into as of July 30, 2015, by and among each of the signatories party hereto and each other Person who becomes a party hereto pursuant to Section 25 (including any permitted successors and assigns, collectively, the “Guarantors” and each individually, a “Guarantor”) for the benefit of LEGACYTEXAS BANK, successor to ViewPoint Bank, N.A. (the “Lender”), and its Affiliates (the Lender and its Affiliates, together with their successors and assigns, herein sometimes collectively called “Beneficiaries”). Unless otherwise defined herein, all capitalized terms have the meanings given to such terms in the Loan Agreement (as defined herein).

THIS GUARANTY AND PAYMENT OF THE OBLIGATIONS HEREUNDER ARE SUBORDINATED IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT OF EVEN DATE HEREWITH BETWEEN GENERAL ELECTRIC CAPITAL CORPORATION AND LEGACYTEXAS BANK, AND ACKNOWLEDGED AND AGREED TO BY NOBILIS HEALTH CORP.

INTRODUCTORY PROVISIONS:

Victory Medical Center Plano, L.P., a Texas limited partnership (“Prior Borrower”) and Lender previously executed that certain Loan Agreement, dated as of April 17, 2014 (such agreement, together with all amendments, restatements, supplements and other modifications prior to the date of this Agreement, the “Existing Loan Agreement”), whereby the Lender made certain loans to Prior Borrower as set forth therein.

In connection with the Existing Loan Agreement, Victory Parent Company, LLC, a Texas limited liability company (“Prior Guarantor”) executed that certain Guaranty, dated as of April 17, 2014, in favor of the Lender (such agreement, together with all amendments, restatements, supplements and other modifications prior to the date of this Agreement, the “Existing Guaranty”), to guarantee the obligations of Prior Borrower as described therein.

On or prior to the date hereof, Prior Borrower has sold to Marsh Lane Surgical Hospital, LLC, a Texas limited liability company (the “Borrower”), and the Borrower has purchased from Prior Borrower, certain assets of Prior Borrower and, in connection therewith, each of the Borrower and Nobilis Health Corp., a corporation formed under the laws of the province of British Columbia (“Parent”) expressly assumed all rights, obligations and liabilities of Prior Borrower and Prior Guarantor, respectively, created or arising under the Existing Loan Agreement and the other loan documents related thereto pursuant to the terms and conditions of an Assumption Agreement of even date herewith.

In connection with the foregoing, the Borrower and the Lender are now entering into an amended and restated Loan Agreement, dated as of the date hereof (as it may be amended, supplemented, restated or modified from time to time, the “Loan Agreement”).

It is a condition precedent to the effectiveness of the Loan Agreement that Parent and the other Guarantors shall have executed and delivered this Guaranty, which amends and restates the Existing Guaranty in its entirety, and the Guarantors are entering into this Guaranty in order to, among other things, induce the Lender to enter into and extend credit to the Borrower under and in accordance with the Loan Agreement.

The Borrower is an Affiliate or a Subsidiary of each Guarantor, and the extension of credit to the Borrower is a substantial and direct benefit to each Guarantor.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor hereby guarantees to Beneficiaries the prompt payment and performance of the Guaranteed Obligations, this Guaranty being upon the following terms and conditions:

Section 1 Definitions. As used in this Guaranty, the following terms have the following meanings:

Applicable Law: As to any Guarantor, each statute, law, ordinance, regulation, order, judgment, injunction or decree of the United States or Canada or any state, province or commonwealth, any municipality, any foreign country, or any territory, possession or tribunal applicable to such Guarantor.

Borrower: Marsh Lane Surgical Hospital, LLC, a Texas limited liability company, and without limitation, the Borrower’s successors and assigns (regardless whether such successor or assign is formed by or results from any merger, consolidation, conversion, sale or transfer of assets, reorganization, or otherwise) including the Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party hereafter appointed for the Borrower or all or substantially all of its assets pursuant to any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Debtor Relief Laws from time to time in effect.

Debtor Relief Laws: The Bankruptcy Code of the United States, the Bankruptcy Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding Up and Restructuring Act (Canada), and all other legislation in any applicable jurisdiction relating to liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, arrangement, compromise or re adjustment of debt, dissolution or winding up or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

Guaranteed Obligations: The Obligations (as defined in the Loan Agreement) and the Guaranteed Performance Obligations.

Guaranteed Performance Obligations: All of the obligations of the Borrower and each Guarantor under the Loan Documents other than an obligation to pay money.

Section 2 PAYMENT. Each Guarantor hereby unconditionally and irrevocably guarantees to Beneficiaries the full and punctual payment when due, whether on demand, at stated maturity, by lapse of time, by acceleration of maturity, or otherwise, and at all times thereafter, of the Guaranteed Obligations. This Guaranty covers the Guaranteed Obligations, whether presently outstanding or arising subsequent to the date hereof, including all amounts advanced by any Beneficiary in stages or installments. The guaranty of the Guarantors as set forth in this Section 2 is a continuing guaranty of payment and not a guaranty of collection. Each Guarantor acknowledges and agrees that such Guarantor may be required to pay and perform the Guaranteed Obligations in full without assistance or support from the Borrower, any other Guarantor, or any other party. Each Guarantor agrees that if all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether on the scheduled payment date, by lapse of time, by acceleration of maturity or otherwise, such Guarantor shall, immediately upon demand by a Beneficiary, pay the amount due on the Guaranteed Obligations to such Beneficiary at Beneficiary’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be made, given and received in accordance with the notice provisions hereof.

Section 3 PERFORMANCE. Each Guarantor hereby unconditionally and irrevocably guarantees to Beneficiaries the timely performance of the Guaranteed Performance Obligations. The obligations and liability of the Guarantors under this Section 3 shall not be limited or restricted by the existence of, or any terms of, the guaranty of payment under Section 2 of this Guaranty.

Section 4 PRIMARY LIABILITY OF THE GUARANTORS.

(a) This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance. Each Guarantor is and shall be jointly and severally liable for the payment and performance of the Guaranteed Obligations, as set forth in this Guaranty, as a primary obligor.

(b) In the event of default in payment or performance of the Guaranteed Obligations, or any part thereof, when such Guaranteed Obligations become due, whether by its terms, by acceleration, or otherwise, each Guarantor shall promptly pay the amount due thereon to Beneficiaries, upon demand, in lawful money of the United States of America or perform the obligations to be performed hereunder, and it shall not be necessary for any Beneficiary in order to enforce such payment and performance by any Guarantor first, or contemporaneously, to institute suit or exhaust remedies against the Borrower or others liable on the Guaranteed Obligations, including any other Guarantor, or to enforce any rights, remedies, powers, privileges or benefits of any Beneficiary against any Collateral, or any other security or collateral which shall ever have been given to secure the Guaranteed Obligations.

(c) Suit may be brought or demand may be made against all parties who have signed this Guaranty or any other guaranty in favor of Beneficiaries covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of any Beneficiary against any party hereto. Any time that a Beneficiary is entitled to exercise its rights or remedies hereunder, such Beneficiary may in its discretion elect to demand payment and/or performance. If a Beneficiary elects to demand performance, it shall at all times thereafter have the right to demand payment until all of the Guaranteed Obligations have been paid and performed in full. If a Beneficiary elects to demand payment, it shall at all times thereafter have the right to demand performance until all of the Guaranteed Obligations have been paid and performed in full.

(d) Any amount of the Guaranteed Obligations which may not be recoverable from a Guarantor by the Beneficiaries under this Guaranty on the basis of a guaranty will be recoverable by the Beneficiaries from such Guarantor as principal debtor of that amount, and that amount will be paid to the Beneficiaries immediately after demand for that amount as provided in this Guaranty.

Section 5 OTHER GUARANTEED DEBT. If any Guarantor becomes liable for any indebtedness owing by the Borrower to Beneficiaries, or any or some of them, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights and remedies hereunder shall be cumulative of any and all other rights and remedies that Beneficiaries may ever have against the Guarantors. For certainty, this Guaranty is in addition to and without prejudice to any other guarantys or security held by the Beneficiaries or any other rights of the Beneficiaries. The exercise by Beneficiary of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy by such Beneficiary or any other Beneficiary.

Section 6 SUBROGATION. Until the Guaranteed Obligations have been paid, in full, each Guarantor hereby covenants and agrees that it shall not assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights, remedies or Liens of Beneficiaries or any other beneficiary against the Borrower or its Affiliates or any other guarantor of the Guaranteed Obligations or any collateral or other security, or (b) unless such rights are expressly made subordinate to the Guaranteed Obligations (in form and upon terms acceptable to the Lender) and the rights or remedies of Beneficiaries under this Guaranty and the Loan Documents, any right of recourse, reimbursement, contribution, indemnification, or similar right against the Borrower or its Affiliates or any other guarantor of all or any part of the Guaranteed Obligations.

Section 7 SUBORDINATED DEBT. All principal of and interest on all indebtedness, liabilities, and obligations of the Borrower or its Affiliates to any Guarantor (the “Subordinated Debt”) now or hereafter existing, due or to become due to any Guarantor, or held or to be held by any Guarantor, whether created directly or acquired by assignment or otherwise, and whether evidenced by written instrument or not, shall be expressly subordinated to the Guaranteed Obligations. Until such time as the Guaranteed Obligations are paid and performed in full and all commitments to lend under the Loan Documents have terminated, each Guarantor agrees not to receive or accept any payment from the Borrower with respect to the Subordinated Debt at any time an Event of Default has occurred and is continuing; and, in the event any Guarantor receives any payment on the Subordinated Debt in violation of the foregoing, such Guarantor will hold any such payment in trust for Beneficiaries and forthwith turn it over to Beneficiaries in the form received, to be applied to the Guaranteed Obligations.

Section 8 OBLIGATIONS NOT TO BE DIMINISHED. Each Guarantor hereby agrees that its obligations under this Guaranty shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of such Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Obligations or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Obligations; (b) any partial release of the liability of the Borrower, any other Guarantor, or the full or partial release of any other guarantor or obligor from liability for any or all of the Guaranteed Obligations; (c) any disability of the Borrower, or the dissolution, insolvency, or bankruptcy of the Borrower, any other Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Obligations; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Obligations or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by any Beneficiary to the Borrower, any other Guarantor, or any other party ever liable for any or all of the Guaranteed Obligations; (f) any neglect, delay, omission, failure, or refusal of any Beneficiary to take or prosecute any action for the collection of any of the Guaranteed Obligations or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (g) the unenforceability or invalidity of any or all of the Guaranteed Obligations or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (h) any payment by the Borrower or any other party to any Beneficiary is held to constitute a preference under applicable Debtor Relief Laws or if for any other reason any Beneficiary is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any portion of the Guaranteed Obligations; (j) the non-perfection of any security interest or Lien securing any or all of the Guaranteed Obligations; (k) any impairment of any collateral securing any or all of the Guaranteed Obligations; (l) the failure of any Beneficiary to sell any collateral securing any or all of the Guaranteed Obligations in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of the Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, the Borrower, any Guarantor, or any other obligor, other than payment and each Guarantor waives all such defenses.

Section 9 WAIVERS. Each Guarantor waives (a) any right to revoke this Guaranty with respect to future indebtedness; (b) any right to require any Beneficiary to do any of the following before such Guarantor is obligated to pay the Guaranteed Obligations or before any Beneficiary may proceed against such Guarantor: (i) sue or exhaust remedies against the Borrower, the Guarantors, and other guarantors or obligors, (ii) sue on an accrued right of action in respect of any of the Guaranteed Obligations or bring any other action, exercise any other right, or exhaust all other remedies, or (iii) enforce rights against the Borrower’s assets or the collateral pledged by the Borrower to secure the Guaranteed Obligations; (c) any right relating to the timing, manner, or conduct of such Beneficiary’s enforcement of rights against the Borrower’s assets or the collateral pledged by the Borrower to secure the Guaranteed Obligations; (d) if any Guarantor and the Borrower (or a third-party) have each pledged assets to secure the Guaranteed Obligations, any right to require any Beneficiary to proceed first against the other collateral before proceeding against collateral pledged by any Guarantor; (e) except as expressly required hereby or by any Applicable Law, promptness, diligence, notice of any default under the Guaranteed Obligations, notice of acceleration or intent to accelerate, demand for payment, notice of acceptance of this Guaranty, presentment, notice of protest, notice of dishonor, notice of the incurring by the Borrower of additional indebtedness, notice of any suit or other action by any Beneficiary against the Borrower or any other Person, any notice to any party liable for the obligation which is the subject of the suit or action, and all other notices and demands with respect to the Guaranteed Obligations and this Guaranty; (f) any rights or defenses it might have as a result of (i) any event, whether or not attributable to the Beneficiaries or any of them, that may be considered to have caused or accelerated the bankruptcy or insolvency of the Borrower or any other Person, or to have resulted in the initiation of any of those proceedings; (ii) any failure by the Beneficiaries, or any of them, to abide by any of the terms and conditions of the Loan Agreement or any of the other Loan Documents with, or to meet any of its obligations or duties owed to, the Borrower or any of the Guarantors or any other Person, or any breach of any duty, whether as fiduciary or otherwise, that exists or is alleged to exist between the Beneficiaries, or any of them, and the Borrower, any of the Guarantors or any other Person; or (iii) the benefit of any law which provides that the obligation of a guarantor must not be larger in amount, or in other respects more burdensome, than that of the principal obligation or which reduces a guarantor’s obligation in proportion to the principal obligation; (g) each of the foregoing rights or defenses regardless whether they arise under (i) Chapter 43 et seq. of the Texas Civil Practice and Remedies Code, as amended, (ii) Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, (iii) Rule 31 of the Texas Rules of Civil Procedure, as amended, (iv) common law, in equity, under contract, by statute, or otherwise; and (g) any and all rights under Sections 51.003, 51.004 and 51.005 of the Texas Property Code, as amended, if applicable.

Section 10 INSOLVENCY. Should any Guarantor become insolvent, or fail to pay such Guarantor’s debts generally as they become due, or voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights and remedies of Beneficiaries granted hereunder, then, in any such event, the Guaranteed Obligations shall be, as between such Guarantor and Beneficiaries, a fully matured, due, and payable obligation of such Guarantor to Beneficiaries (without regard to whether the Borrower is then in default under the Loan Agreement or whether the Guaranteed Obligations, or any part thereof is then due and owing by the Borrower to Beneficiaries), payable in full by such Guarantor to Beneficiaries upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

Section 11 TERMINATION. Each Guarantor’s obligations hereunder shall remain in full force and effect until all commitments to lend under the Loan Documents have terminated, and the Guaranteed Obligations have been paid in full. If at any time any payment of the principal of or interest or any other amount payable by the Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, each Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 12 REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants as follows:

(a) Such Guarantor (a) is a corporation, limited partnership and/or limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary. Such Guarantor has the power and authority to execute, deliver, and perform its obligations under this Guaranty and the other Loan Documents to which it is or may become a party.

(b) The execution, delivery, and performance by such Guarantor of this Guaranty and the other Loan Documents to which such Guarantor is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of such Guarantor and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the Constituent Documents of such Guarantor, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator (except as would not reasonably be expected to have a Material Adverse Effect), or (iii) any agreement or instrument to which such Guarantor is a party or by which it or any of its Property is bound or subject (other than to the extent such conflict or breach would not reasonably be expected to have a Material Adverse Effect), or (b) result in the creation or imposition of any Lien upon any of the revenues or assets of such Guarantor.

(c) There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending or, to the knowledge of such Guarantor, threatened against or affecting such Guarantor that would, if adversely determined, have a Material Adverse Effect on such Guarantor. There are no outstanding judgments against such Guarantor.

(d) This Guaranty constitutes, and the other Loan Documents to which such Guarantor is party, when delivered, shall constitute legal, valid, and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as limited by Debtor Relief Laws and general principles of equity.

(e) No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by such Guarantor of this Guaranty and the other Loan Documents to which such Guarantor is or may become a party or the validity or enforceability thereof.

(f) Such Guarantor has, independently and without reliance upon any Beneficiary and based upon such documents and information as such Guarantor has deemed appropriate, made its own analysis and decision to enter into this Guaranty, and such Guarantor has adequate means to obtain from the Borrower on a continuing basis information concerning the financial condition and assets of the Borrower, and such Guarantor is not relying upon any Beneficiary to provide (and no Beneficiary shall have duty to provide) any such information to such Guarantor either now or in the future.

Section 13 MUTUAL BENEFIT. The value of the consideration received and to be received by each Guarantor is reasonably worth at least as much as the liability and obligation of such Guarantor hereunder, and such liability and obligation may reasonably be expected to benefit such Guarantor directly or indirectly.

Section 14 COVENANTS. To the extent not already required by the Loan Agreement, so long as this Guaranty remains in full force and effect, each Guarantor shall, unless Beneficiaries shall otherwise consent in writing:

(a) Furnish, or cause Borrower to furnish, to Beneficiaries written notice of the occurrence of any Default promptly upon obtaining knowledge thereof.

(b) Furnish to Beneficiaries such additional information concerning such Guarantor, the Borrower or any of the Borrower’s Subsidiaries as Beneficiaries may reasonably request.

(c) Obtain at any time and from time to time all authorizations, licenses, consents or approvals as shall now or hereafter be necessary under all Applicable Laws or regulations or otherwise in connection with the execution, delivery and performance of this Guaranty, and promptly furnish copies thereof to Beneficiaries upon request.

In addition to the foregoing, each Guarantor agrees to comply with any requirements in the Loan Agreement applicable to such Guarantor.

Section 15 NO FRAUDULENT TRANSFER. It is the intention of each Guarantor and Beneficiaries that the amount of the Guaranteed Obligations guaranteed by such Guarantor by this Guaranty shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar laws applicable to such Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by each Guarantor by this Guaranty shall be limited to that amount which after giving effect thereto would not (a) render such Guarantor insolvent, (b) result in the fair saleable value of the assets of such Guarantor being less than the amount required to pay its debts and other liabilities (including contingent liabilities) as they mature, or (c) leave such Guarantor with unreasonably small capital to carry out its business as now conducted and as proposed to be conducted, including its capital needs, as such concepts described in clauses (a), (b) and (c) of this Section 15, are determined under Applicable Law, if the obligations of such Guarantor hereunder would otherwise be set aside, terminated, annulled or avoided for such reason by a court of competent jurisdiction in a proceeding actually pending before such court.

Section 16 SUCCESSORS AND ASSIGNS. This Guaranty is for the benefit of Beneficiaries and their successors and assigns, and, in the event of an assignment of the Guaranteed Obligations in accordance with the provisions of the Loan Agreement, or any part thereof, the rights and remedies hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty is binding on each Guarantor, and its successors and permitted assigns; provided that, no Guarantor may assign its obligations under this Guaranty without obtaining the prior written consent of the Lender, and any assignment purported to be made without the prior written consent of the Lender shall be null and void.

Section 17 LOAN AGREEMENT. The Loan Agreement, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and each Guarantor agrees that Beneficiaries may exercise any and all rights granted to it under the Loan Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty.

Section 18 AMENDMENTS. No amendment or waiver of any provision herein nor consent to any departure therefrom by any Guarantor shall be effective unless the same shall be in writing and signed by Beneficiaries and such Guarantor, and then, such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 19 SETOFF RIGHTS. If an Event of Default shall have occurred and be continuing, Beneficiaries shall have the right, to the fullest extent permitted by applicable law, to set off and apply against this Guaranty or the Guaranteed Obligations or both, at any time, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from any Beneficiary to such Guarantor. As security for this Guaranty and the Guaranteed Obligations, each Guarantor hereby grants Beneficiaries a security interest in all money, instruments, certificates of deposit, and other property of such Guarantor now or hereafter held by Beneficiaries, including, without limitation, property held in safekeeping. In addition to Beneficiaries’ right of setoff and as further security for this Guaranty and the Guaranteed Obligations, each Guarantor hereby grants Beneficiaries a security interest in all deposits (general or special, time or demand, provisional or final) and all other accounts of such Guarantor now or hereafter on deposit with or held by Beneficiaries or any or some of them and all other sums at any time credited by or owing from each Beneficiary to such Guarantor. The rights and remedies of Beneficiaries hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Beneficiaries may have. The Lender agrees to promptly notify the affected Guarantor upon any such set off and application; provided, however, that the failure to give such notice shall not affect the validity of such set off and application.

Section 20 TIME OF ESSENCE. Time shall be of the essence in this Guaranty with respect to all of each party’s obligations hereunder.

Section 21 GOVERNING LAW; VENUE; SERVICE OF PROCESS. This Guaranty shall be governed by and construed in accordance with the laws of the State of Texas and the Applicable Laws of the United States of America. This Guaranty has been entered into in Dallas County, Texas, and it shall be performable for all purposes in Dallas County, Texas. Any action or proceeding against the Borrower or any Guarantor under or in connection with any of the Loan Documents may be brought in any state or federal court in Dallas County, Texas. Each Guarantor hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Nothing herein or in any of the other Loan Documents shall affect the right of the Lender to serve process in any manner permitted by law or shall limit the right of the Lender to bring any action or proceeding against the Borrower or any Guarantor or with respect to any of its Property in courts in other jurisdictions. Any action or proceeding by the Borrower or any Guarantor against the Lender shall be brought only in a court located in Dallas County, Texas.

Section 22 CURRENCY. Each of the Guarantors shall make payment to the Beneficiaries hereunder in the same currency as is required to be paid by the Borrower to the Beneficiaries in respect of the Guaranteed Obligations (the “Required Currency”). If a Guarantor makes a payment the Beneficiaries hereunder in any other currency (the “Payment Currency”), such payment shall constitute satisfaction of the liability of such Guarantor hereunder only to the extent that the Beneficiaries are able to purchase Required Currency with the amount of the Payment Currency received from such Guarantor on the date of receipt, in accordance with the Beneficiaries’ normal practice; and such Guarantor shall remain liable to the Beneficiaries for any deficiency together with interest thereon payable pursuant to the Loan Agreement.

Section 23 WITHHOLDING TAX. Except as otherwise required by law, each payment by a Guarantor hereunder shall be made without withholding for or on account of any present or future tax imposed by or within the jurisdiction in which such Guarantor is domiciled, any jurisdiction from which such Guarantor makes any payment or any other jurisdictions, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is required by law, such Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay to the Beneficiaries such additional amount as may be necessary to ensure that the net amount actually received by the Beneficiaries (after payment of such taxes including any taxes on such additional amount paid) is equivalent to the mount which the Beneficiaries would have received if no amounts had been withheld.

Section 24 COUNTERPARTS. This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original (including electronic copies), and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Guaranty.

Section 25 ADDITIONAL GUARANTORS. Any Person who was not a “Guarantor” under this Guaranty at the time of initial execution hereof shall become a “Guarantor” hereunder if required pursuant to the terms of the Loan Documents by executing and delivering to the Lender a Guaranty Supplement in substantially the form of Exhibit A (each, a “Guaranty Supplement”). Such Person shall also deliver such items to the Lender in connection with the execution of such Guaranty Supplement as required by the terms of the Loan Documents and this Guaranty. Any such Person shall thereafter be deemed a “Guarantor” for all purposes under this Guaranty.

Section 26 WAIVER OF RIGHT TO TRIAL BY JURY. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY ANY BENEFICIARY IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS GUARANTY OR THE OTHER LOAN DOCUMENTS.

Section 27 NO ORAL AGREEMENTS. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 28 NOTICES AND DELIVERIES. All notices and other communications to any Guarantor shall be made to such Guarantor’s address specified on its signature page hereto. All notices and other communications provided for herein shall be effectuated in the manner provided for in Section 11.11 of the Loan Agreement.

Section 29 HEDGING OBLIGATIONS. Notwithstanding anything to the contrary contained herein, no Guarantor shall be deemed to be a guarantor of any Hedging Obligations (as defined below) if such Guarantor is not an “Eligible Contract Participant” as defined in § 1(a)(18) of the Commodity Exchange Act (7 U.S.C. § 1 et seq.) (as amended from time to time, and any successor statute, the “Commodity Exchange Act”) and the applicable rules issued by the Commodity Futures Trading Commission and/or the Securities and Exchange Commission (collectively, and as now or hereafter in effect, the “ECP Rules”), to the extent that the providing of such guarantee hereunder by such Guarantor would violate the ECP Rules or any other applicable law. This Section shall not affect any Guaranteed Obligations of any Guarantor other than Hedging Obligations nor shall it affect the Guaranteed Obligations of any Guarantor if such Guarantor qualifies as an “Eligible Contract Participant.” As used herein, “Hedging Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of § 1(a)(47) of the Commodity Exchange Act.

Section 30 AMENDMENT AND RESTATEMENT. This Guaranty is an amendment and restatement of, but not a release or novation of, the Existing Guaranty. Parent ratifies and confirms its obligations pursuant to the Existing Guaranty, as amended, restated and modified by this Guaranty.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

EXECUTED as of the first date herein set forth.

GUARANTOR:
ADDRESS:		NOBILIS HEALTH CORP., a corporation formed under the laws of the province of British Columbia
_______________________________ _______________________________ _______________________________ Attention: ______________________	By:	/s/ Kenneth Klein
Kenneth Klein Chief Financial Officer

Signature Page to Guaranty